Exhibit 1.A.(3)(c)

                             Commission Schedule For
                  Variable Appreciable Life Insurance Contracts

I.   District Agencies

     A.   First Year Commissions on Contracts Issued on the Following Insureds:

                                                     Commission as Percentage
           Insured                                    of Scheduled Premiums
           -------                                   ------------------------
          Under Age 60                                        50%
          Age 60-69                                           45%
          Age 70-75                                           40%

     B. Commissions on Renewal Scheduled Premiums in Contract Years Two Through Four:

                                                     Commission as Percentage
           Insured                                    of Scheduled Premiums
           -------                                    ---------------------
          Age 0-75                                            10%

     C. On renewal scheduled premiums in Contract years Five Through Ten, a commission of 3% will be paid until the client has paid premiums equal to ten years of scheduled premiums and 2% thereafter.

     D. On premiums paid in excess of scheduled premiums, a commission of 3% will be paid until the client has paid premiums equal to ten years of scheduled premiums, and 2% thereafter.

II.  Ordinary Agencies

     A. First Year Commissions Are the Same as Those Stated Above for District Agencies.

     B. Commissions on Renewal Scheduled Premiums on Contracts Sold Through Ordinary Agencies Depend On the Classification of the Selling Agent.


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          1.   For Agents in categories T (Career agent-ICP/TAP), W (Career agent-temporary ACCUM), and Y (Career agent-temporary), the following commission schedule on renewal schedule premiums applies:

                                                     Commission as Percentage
               Insured                                of Scheduled Premiums
               -------                                ---------------------
               Age 0-75                               12% in Contract Years
                                                      Two Through Four; 3% in
                                                      Contract Years Five
                                                      through Ten

          2. For Agents in categories A (Asst. Mgr. or Assoc. mgr.), B (Broker), G (Part-Time Special Agent), K (Retired Agent), M (Manager), P (Part-Time Special Agent), S (Surplus Broker), and U (Manager), the commission rate on renewal scheduled premiums is 5% for Contract years Two Through Ten.

          3. For Agents in Categories F (Asst. Mgr. or Assoc. Mgr., Special), E (Full-Time Agents, PCAP), V (Full-Time Career Agents), and N (Agent Emeritus), the following commission schedule on renewal scheduled premiums applies:

                                                     Commission as Percentage
               Insured                                of Scheduled Premiums
               -------                                ---------------------
               Age 0-75                               10% in Contract Years
                                                      Two Through Four; 3% in
                                                      Contract Years Five
                                                      Through Ten

          4. For Agents in Category X (Retired Part-Time Agent), the commission rate on renewal scheduled premiums is 9% for Contract years Two through Five.

          5. Agents with less than three years of service may be paid on a different basis. Agents who meet certain productivity, profitability, and persistency standards with regard to the sale of the Contracts will be eligible for additional compensation.


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     III. The registered representatives of Prudential-Bache Securities, Inc.
          will be paid the following commissions on contracts they sell: the same as stated above for DA for first year scheduled premiums, and 5% of the second through tenth year scheduled premiums. They will also be paid 3% of premiums paid in excess of scheduled premiums until the client has paid premiums equal to ten years of scheduled premiums, and 2% thereafter.

     IV. In the event a Contract lapses or is surrendered within the first two Contract years, a portion or all of the first year commission may be subject to recapture by the Pruco Life Insurance Company. If the Contract lapses at the end of year one, 30% of the commission is subject to recapture. A higher percentage of the first year commission may be recaptured on earlier lapses. A lower and decreasing portion of the first year commission is subject to recapture throughout the second Contract year.

     V. The Contract may also be sold through other broker-dealers authorized by Prusec and applicable law to do so. Registered representatives of such other broker-dealers may be paid on a different basis than that stated above.



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